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                                                                   EXHIBIT 10.47

Description of Executive Life Insurance Plan

This Plan is available to certain former executives of Michigan Consolidated Gas Company and MCN Energy Group, Inc. An eligible executive is provided with universal life insurance coverage equal to two times his/her annual salary, up to a maximum of $700,000. Eligible executives may elect to purchase up to two times their annual salary in additional coverage. The policies include the accumulation of a cash surrender value which may be accessed upon retirement.






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